UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — December 20, 2005
CentraCore Properties Trust

(Exact name of Registrant as specified in its declaration of trust)

Maryland	1-14031	65-0823232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11376 Jog Road, Suite 101, Palm Beach Gardens, Florida 33418
(Address and zip code of principal executive offices)
(561) 630-6336
(Registrant’s telephone number, including area code)
Correctional Properties Trust
3300 PGA Blvd, Suite 750, Palm Beach Gardens, Florida 33410
(Former name, former address and former fiscal
year if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective December 20, 2005, Correctional Properties Trust changed its name to “CentraCore Properties Trust” (the “Company”). The name change was unanimously approved by the Company’s Board of Trustees and effected by the filing of Articles of Amendment to the Company’s Declaration of Trust with the State Department of Assessments and Taxation of Maryland to be effective on December 20, 2005. In accordance with Section 2-605 of the Maryland General Corporation Law and the Company’s organizational documents, no stockholder vote was required or obtained. No other changes were made to the Company’s Declaration of Trust. The Articles of Amendment to Declaration of Trust are attached hereto as Exhibit 3.1 and by this reference made a part hereof.
The Company’s common stock will continue to be traded on the New York Stock Exchange under the ticker symbol “CPV”, but under the new CUSIP number 15235H107. Although it is not necessary to do so, holders of common stock certificates who desire to exchange their certificates for certificates that have the new corporate name and CUSIP number may do so by mailing the certificates to the Company’s transfer agent, Mellon Investor Services. Holders of common stock in brokerage accounts who desire to exchange certificates should contact their stockbrokers.
Item 7.01 Regulation FD Disclosure.
Correctional Properties Trust announced a name change to CentraCore Properties Trust, effective on December 20, 2005, in addition to a change in the address of the Company’s principal office to 11376 Jog Road, Suite 101, Palm Beach Gardens, Florida 33418, each as described in a press release dated December 16, 2005, a copy of which is attached hereto as Exhibit 99.1 and by this reference made a part hereof.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description
3.1	Articles of Amendment to Declaration of Trust effective December 20, 2005.

99.1	Correctional Properties Trust press release dated December 16, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRACORE PROPERTIES TRUST

December 21, 2005	By: /s/ David J. Obernesser

David J. Obernesser
Senior Vice President and Chief Financial Officer